NEWS                                                       FOR IMMEDIATE RELEASE
NORTHROP GRUMMAN
[Logo]

NET INCOME UP 50%


                NORTHROP GRUMMAN REPORTS SHARP INCREASE IN SALES,
             BUSINESS BACKLOG FOLLOWING GRUMMAN, VOUGHT ACQUISITIONS


          LOS ANGELES -- Oct. 19, 1994 -- Northrop Grumman Corporation today reported third quarter sales of $1.93 billion, up 58 percent from the $1.22 billion recorded in the third quarter of 1993. Net income during the quarter was $39 million, up 50 percent from the $26 million recorded in the third quarter of 1993. Earnings per share totaled 79 cents, compared with 54 cents per share in the corresponding quarter of 1993.

          Last year's third quarter included a pretax loss provision of $14 million for the AGM-137 Tri-Service Standoff Attack Missile (TSSAM) program and an $18 million retroactive tax increase enacted in August 1993. The benefit in this year's third quarter from the delivery of two B-2 bombers to the Air Force was largely offset by a $20 million pretax loss provision on TSSAM, due to increased costs to complete the development program. The company also recorded a $1 million loss on the 747 jetliner program as a result of a cumulative margin rate adjustment on existing 747 production contracts. The one-time adjustment was made principally to cover increased costs allocated to the contracts as a result of establishing a separate commercial aircraft operating element.

          Northrop Grumman's business backlog at Sept. 30, 1994, was $12.4 billion versus $7.2 billion reported a year earlier.


                                     -more-

NET INCOME UP 50%


                NORTHROP GRUMMAN REPORTS SHARP INCREASE IN SALES,
             BUSINESS BACKLOG FOLLOWING GRUMMAN, VOUGHT ACQUISITIONS


          Following its acquisition of the Grumman Corporation last April, the company completed its purchase of the Vought Aircraft Company during the third quarter of 1994. Northrop Grumman results for the third quarter and the first nine months of 1994 include Grumman activity for only the second and third quarters, and Vought for August and September. Comparative results for 1993 do not include Vought or Grumman data.

          Without the Grumman and Vought acquisitions, the company's third quarter sales would have declined 6 percent due primarily to lower B-2 revenues and fewer 747 shipset deliveries. F/A-18E/F development revenues rose during the quarter.

          The company said the Grumman acquisition was basically neutral to earnings in the third quarter, while Vought was accretive.

          Net income for the first nine months of 1994 totaled $156 million, up 19 percent from the $131 million in the same period of 1993. Earnings per share in the first nine months of 1994 were $3.17 compared to $2.74 in the first nine months of last year. The increase in net income for the first nine months of 1994 resulted from the same factors cited for the improvement in third quarter net income.

          Sales for the first three quarters of 1994 were $4.8 billion versus $3.8 billion the first three quarters of 1993. The increase achieved from including Grumman and Vought's post-acquisition sales and higher F/A-18E/F revenue was partially offset by lower B-2 revenue and fewer F/A-18C/D shipset deliveries.


                                      -more-

NET INCOME UP 50%


                NORTHROP GRUMMAN REPORTS SHARP INCREASE IN SALES,
             BUSINESS BACKLOG FOLLOWING GRUMMAN, VOUGHT ACQUISITIONS


          At Sept. 30, 1994, Northrop Grumman's total debt was $1.9 billion, compared with $2 billion at June 30, 1994, and $370 million at Sept. 30, 1993. The company's $1.9 billion net debt at Sept. 30, 1994, remained unchanged from the close of the previous quarter.

          Northrop Grumman had an average of 49,115,305 shares outstanding during the first nine months of 1994, compared with 47,816,403 during the first nine months of 1993.


                                    NORTHROP GRUMMAN CORPORATION - COMPARATIVE FINANCIAL RESULTS
                                    ------------------------------------------------------------
                                          PERIOD JANUARY 1, 1994 THROUGH SEPTEMBER 30, 1994
                                          -------------------------------------------------

SALES (IN MILLIONS)                  MARCH 31        JUNE 30   SEPTEMBER 30         NINE MONTHS
- ------------------                   --------        -------   ------------         -----------
1994                                   $1,218         $1,686         $1,927              $4,831

1993                                    1,275          1,312          1,220               3,807

% Change                                 (4%)            29%            58%                 27%


NET INCOME (IN MILLIONS)
- ------------------------
1994                                   $   52         $   65         $   39              $  156

1993                                       52             53             26                 131

% Change                                                 23%            50%                 19%


EARNINGS PER SHARE
- ------------------
1994                                   $ 1.05         $ 1.33         $  .79              $ 3.17

1993                                     1.09           1.12            .54                2.74

% Change                                 (4%)            19%            46%                 16%



                                                        NORTHROP CORPORATION
                                                          OPERATING RESULTS
                                                NINE MONTHS ENDED SEPTEMBER 30, 1994
                                                           ($ IN MILLIONS)

                                                                         FUNDED
                            CONTRACT ACQUISITIONS                      ORDER BACKLOG
                            ---------------------                      -------------
                                THIRD QUARTER     FIRST NINE MONTHS    SEPTEMBER 30,
                                -------------     -----------------    -------------
                               1994      1993      1994      1993      1994      1993
                               ----      ----      ----      ----      ----      ----

MILITARY AND
  COMMERCIAL AIRCRAFT        $1,528    $1,064    $7,277    $3,060    $9,515    $6,026

ELECTRONICS AND
  SYSTEMS INTEGRATION           507       146     2,594       429     2,306       626

MISSILES AND UNMANNED
  VEHICLE SYSTEMS                 7       163       160       310       423       491

DATA SYSTEMS AND
  SERVICES                      144        52       403        69       224        58

INTERSEGMENT
  ELIMINATIONS                 (21)      (22)     (158)      (79)     (106)      (44)
                            -------   -------   -------   -------  --------  --------
     TOTAL                   $2,165    $1,403   $10,276    $3,789   $12,364    $7,157
                            -------   -------   -------   -------  --------  --------
                            -------   -------   -------   -------  --------  --------


                                         NET SALES                      OPERATING PROFIT (LOSS)
                                   --------------------                 -----------------------
                               THIRD QUARTER    FIRST NINE MONTHS       THIRD QUARTER     1ST NINE MONTHS
                               -------------    -----------------       ---------------------------------
                               1994      1993      1994      1993      1994      1993      1994      1993
                               ----      -----     ----      ----      ----      ----      ----     -----
MILITARY AND
  COMMERCIAL AIRCRAFT         $1320      $960    $3,412    $3,033      $121       $84      $317      $282

ELECTRONICS AND
  SYSTEMS INTEGRATION           484       178     1,047       536        40        15        87        46

MISSILES AND UNMANNED
  VEHICLE SYSTEMS                68        89       264       268      (20)      (11)      (14)      (25)

DATA SYSTEMS AND
  SERVICES                       94        19       222        58         4         2         8         3

INTERSEGMENT
  ELIMINATIONS                 (39)      (26)     (114)      (88)
                            -------   -------   -------   -------   -------   -------  --------   -------
     TOTAL                   $1,927    $1,220    $4,831    $3,807       145        90       398       306
                            -------   -------   -------   -------
                            -------   -------   -------   -------


                                   ADJUSTMENTS TO RECONCILE
                                    OPERATING PROFIT
                                   TO OPERATING MARGIN:
                                   OTHER DEDUCTIONS                       4         2         4         3
                                   INCLUDED IN OPERATING PROFIT        (14)       (1)      (29)      (15)
                                   GENERAL CORPORATE EXPENSES          (28)      (19)      (84)      (71)
                                   CORPORATE RETIREE BENEFIT
                                    INCOME (COST)                       (2)       11        32        36
                                                                    -------   -------   -------   -------
                                   OPERATING MARGIN                     105        83       321       259

                                   OTHER DEDUCTIONS                     (8)       (4)       (1)       (2)
                                   INTEREST EXPENSE                    (35)      (10)      (73)      (30)
                                                                    -------   -------   -------   -------
                                       INCOME BEFORE INCOME TAXES        62        69       247       227

                                   FEDERAL INCOME TAXES                  23        43        91        96
                                                                    -------   -------   -------   -------

                                   NET INCOME                           $39       $26      $156      $131
                                                                    -------   -------   -------   -------
                                                                    -------   -------   -------   -------

                                   AIRCRAFT UNITS DELIVERED
                                     F/A-18 C/D                          10        10        32        40
                                     747                                  7        14        25        45
                                     E-2                                  2                   3
